                            UNITED STATES OF AMERICA
                         BEFORE FEDERAL TRADE COMMISSION

____________________________________
                                    )
In the matter of                    )
                                    )
       America Online, Inc.,        )
             a corporation,         )
                                    )     File No. 001 0105
                                    )
               and                  )
                                    )
        Time Warner Inc.,           )
             a corporation.         )
____________________________________)

                      AGREEMENT CONTAINING CONSENT ORDERS

     The Federal Trade Commission ("Commission"), having initiated an investigation of the proposed merger of Respondent America Online, Inc. ("AOL") and Respondent Time Warner Inc. ("Time Warner"), and it now appearing that AOL and Time Warner, sometimes referred to as "Proposed Respondents," are willing to enter into this Agreement Containing Consent Orders ("Consent Agreement") to enter into certain agreements and providing for other relief:

     IT IS HEREBY AGREED by and between Proposed Respondents, by their duly authorized officers and attorneys, and counsel for the Commission that:

1. Proposed Respondent America Online, Inc., is a corporation organized, existing and doing business under and by virtue of the laws of the State of Delaware, with its office and principal place of business located at 22000 AOL Way, Dulles, Virginia 20166.

2. Proposed Respondent Time Warner Inc. is a corporation organized, existing and doing business under and by virtue of the laws of the State of Delaware, with its office and principal place of business located at 75 Rockefeller Plaza, New York, New York 10019.

3. Proposed Respondents admit all the jurisdictional facts set forth in the draft of Complaint here attached.

4.   Proposed Respondents waive:

     a.   any further procedural steps;

     b. the requirement that the Commission's Decision and Order and Order to Hold Separate, attached hereto and made a part hereof, contain a statement of findings of fact and conclusions of law;

     c. all rights to seek judicial review or otherwise to challenge or contest the validity of the Decision and Order or the Order to Hold Separate entered pursuant to this Consent Agreement; and

     d.   any claim under the Equal Access to Justice Act.

5. Proposed Respondents shall submit an initial report within thirty (30) days after they execute this Consent Agreement and every thirty (30) days thereafter until the Decision and Order becomes final, pursuant to Section
     2.33 of the Commission's Rules, 16 C.F.R. 'SS' 2.33, signed and verified by the Proposed Respondents setting forth in detail the manner in which the Proposed Respondents have prepared to comply, are complying, and will comply with the Decision and Order and Order to Hold Separate. Such reports will not become part of the public record unless and until the Consent Agreement, Decision and Order, and Order to Hold Separate are accepted by the Commission for public comment.

6. Because there may be interim competitive harm, the Commission may issue its Complaint and Order to Hold Separate in this matter at any time after it accepts the Consent Agreement for public comment.

7. This Consent Agreement shall not become part of the public record of the proceeding unless and until it is accepted by the Commission. If this Consent Agreement is accepted by the Commission, it, together with the draft of Complaint contemplated hereby, will be placed on the public record for a period of thirty (30) days and information in respect thereto publicly released. The Commission thereafter may either withdraw its acceptance of this Consent Agreement and so notify Proposed Respondents, in which event it will take such action as it may consider appropriate, or issue or amend its Complaint (as the circumstances may require) and issue its Decision and Order, in disposition of the proceeding.

8. This Consent Agreement is for settlement purposes only and does not constitute an admission by Proposed Respondents that the law has been violated as alleged in the draft of Complaint here attached, or that the facts as alleged in the draft Complaint, other than jurisdictional facts, are true.

9. This Consent Agreement contemplates that, if it is accepted by the Commission, the Commission may (1) issue and serve its Complaint corresponding in form and substance with the draft of Complaint here attached, (2) issue and serve its Order to Hold Separate, and (3) make information public with respect thereto. If such acceptance is not subsequently withdrawn by the Commission pursuant to the provisions of 'SS'
     2.34 of the Commission's Rules, 16 C.F.R. 'SS' 2.34, the Commission may, without further notice to Proposed Respondents, issue the attached Decision and Order, in disposition of this proceeding. When final, the Decision and Order and the Order to Hold Separate shall have the same force and effect and may be altered, modified or set aside in the same manner and within the same time provided by statute for other orders. The Decision and Order and Order to Hold Separate shall become final upon service. Delivery of the Complaint, Decision and Order, and Order to Hold Separate to Proposed Respondents by any means specified in Commission Rule 4.4(a), 16 C.F.R. 'SS' 4.4(a), shall constitute service. The Proposed Respondents waive any right they may have to any other manner of service. The Complaint may be used in construing the terms of the Decision and Order and Order to Hold Separate, and no agreement, understanding, representation, or interpretation not contained in the Consent Agreement, Decision and Order, or Order to Hold Separate may be used to vary or contradict the terms of the Decision and Order or the Order to Hold Separate.

10. By signing this Consent Agreement, Proposed Respondents represent and warrant that they can comply with the provisions of the attached Decision and Order and Order to Hold Separate, and that all subsidiaries, affiliates, and successors necessary to effectuate the full relief contemplated by this Consent Agreement, the Decision and Order, and the Order to Hold Separate are parties to the Consent Agreement.

11. Proposed Respondents have read the proposed Complaint, Decision and Order, and Order to Hold Separate contemplated hereby. Proposed Respondents understand that once the Decision and Order has been issued, they will be required to file one or more compliance reports showing that they have fully complied with the orders. Proposed Respondents agree to comply with the proposed Decision and Order from the date they sign this Consent Agreement. Proposed Respondents understand that they may be liable for civil penalties in the amount provided by law for each violation of the Decision and Order and Order to Hold Separate after they have become final.

Signed this 13th day of December, 2000


AMERICA ONLINE, INC.                          FEDERAL TRADE COMMISSION

        /s/ Stephen M. Case
BY:                                           BY:
   ----------------------------------            -----------------------------------
       Stephen M. Case                           Jill M. Frumin
       Chairman and                              Attorney
             Chief Executive Officer             Mergers III
                                                 Bureau of Competition

                                              APPROVED:

       /s/ Joe Sims
--------------------------------------           -----------------------------------
       Joe Sims                                  Catharine M. Moscatelli
       Counsel for America Online, Inc.          Deputy Assistant Director
                                                 Mergers III
                                                 Bureau of Competition

TIME WARNER INC.

       /s/ Gerald M. Levin
--------------------------------------           -----------------------------------
       Gerald M. Levin                           Phillip L. Broyles
       Chairman and                              Assistant Director
             Chief Executive Officer             Mergers III
                                                 Bureau of Competition

       /s/ Robert D. Joffe                       /s/ Michael E. Antalics
--------------------------------------           -----------------------------------
       Robert D. Joffe                           Michael E. Antalics
       Counsel for Time Warner Inc.              Deputy Director
                                                 Bureau of Competition

        /s/ George Cary                          /s/ Richard G. Parker
--------------------------------------           -----------------------------------
       George Cary                               Richard G. Parker
       Counsel for Time Warner Inc.              Director
                                                 Bureau of Competition


                            UNITED STATES OF AMERICA
                        BEFORE FEDERAL TRADE COMMISSION

COMMISSIONERS:   Robert Pitofsky, Chairman
                 Sheila F. Anthony
                 Mozelle W. Thompson
                 Orson Swindle
                 Thomas B. Leary



__________________________________
                                  )
In the matter of                  )
                                  )
AMERICA ONLINE, INC.,             )
          a corporation,          )
                                  )     Docket No. C-
          and                     )
                                  )
TIME WARNER INC.,                 )
          a corporation.          )
                                  )
__________________________________)



                               DECISION AND ORDER

       The Federal Trade Commission ("Commission") having initiated an investigation of the proposed merger of Respondent America Online, Inc. ("AOL") and Respondent Time Warner Inc. ("Time Warner"), and Respondents having been furnished thereafter with a draft of Complaint that the Bureau of Competition proposed to present to the Commission for its consideration and which, if issued by the Commission, would charge Respondents with violations of Section 5 of the Federal Trade Commission Act, as amended, 15 U.S.C. 'SS' 45, and Section 7 of the Clayton Act, as amended, 15 U.S.C. 'SS' 18; and

       Respondents, their attorneys, and counsel for the Commission having thereafter executed an Agreement Containing Consent Orders ("Consent Agreement"), containing an admission by Respondents of all the jurisdictional facts set forth in the aforesaid draft of Complaint, a statement that the signing of said Consent Agreement is for settlement purposes only and does not constitute an admission by Respondents that the law has been violated as alleged in such Complaint, or that the facts as alleged in such Complaint, other than jurisdictional facts, are true, and waivers and other provisions as required by the Commission's Rules; and

       The Commission having thereafter considered the matter and having determined that it had reason to believe that Respondents have violated said Acts, and that a Complaint should issue stating its charges in that respect and having thereupon issued its Complaint and its Order to Hold Separate, and having accepted the executed Consent Agreement and placed such Consent Agreement on the public record for a period of thirty (30) days for the receipt and consideration of public comments, now in further conformity with the procedure described in Commission Rule 2.34, 16 C.F.R. 'SS' 2.34, the Commission hereby makes the following jurisdictional findings and issues the following Decision and Order ("Order"):

       1. Respondent AOL is a corporation organized, existing and doing business under and by virtue of the laws of the State of Delaware, with its office and principal place of business located at 22000 AOL Way, Dulles, Virginia 20166.

       2. Respondent Time Warner is a corporation organized, existing and doing business under and by virtue of the laws of the State of Delaware, with its office and principal place of business located at 75 Rockefeller Plaza, New York, New York 10019.

       3. The Federal Trade Commission has jurisdiction of the subject matter of this proceeding and of Respondents, and the proceeding is in the public interest.

                                       I.

       IT IS ORDERED that, as used in this Order, the following definitions shall apply:

       A. "AOL" means America Online, Inc., its directors, officers, employees, agents, representatives, successors, and assigns; its subsidiaries, divisions, groups and affiliates controlled by America Online, Inc., and the respective directors, officers, employees, agents, representatives, successors, and assigns of each.

       B. "Time Warner" means Time Warner Inc., its directors, officers, employees, agents, representatives, successors, and assigns; its subsidiaries, divisions (including, but not limited to, Time Warner Entertainment Company, L.P.), groups and affiliates controlled by Time Warner Inc. and the respective directors, officers, employees, agents, representatives, successors, and assigns of each.

       C. "Access" means the provision of a connection point at the connection points within each Cable Division where Respondents are providing connections for Respondents' ISPs and where Respondents have provided all of the technology required to enable Non-affiliated ISPs to reach Subscribers over Respondents' Cable Holdings.

       D. "Adelphia" means Adelphia Communications Corporation, incorporated in Delaware, with its principal place of business located at One North Main Street, Coudersport, PA 16915-1141, and its subsidiaries, divisions, groups and affiliates controlled by Adelphia, and the successors and assigns of each.

       E. "Affiliated Cable Broadband ISP Service" means a Cable Broadband ISP Service Affiliated with Respondent, excluding Road Runner.

       F. "Affiliated" means having an attributable interest as defined in 47 C.F.R. 'SS' 76.501 (and accompanying notes), as that rule read on July 1, 1996.

       G. "Alternative Cable Broadband ISP Service Agreement" means an agreement between Respondents and a Non-affiliated ISP to provide Cable Broadband ISP Service on Respondents' Cable Holdings.

       H. "AT&T" means AT&T Corp., incorporated in New York, with its principal place of business located at 32 Avenue of the Americas, New York, New York 10013-2412 and its subsidiaries, divisions, groups and affiliates controlled by AT&T, and the successors and assigns of each.

       I. "Available" means ready for immediate use at the request of a Subscriber.

       J. "Bandwidth" means the measure, in bits per second, of the speed of data transmission.

       K. "Broadband" means Bandwidth designed to operate at rates greater than 128 kilobits per second.

       L. "Cable Broadband ISP Service" means any ISP Service provided via Broadband over cable.

       M. "Cable Division" means each collection of localized communication networks, comprising one or more cable systems, that transmits multi-channel video, as well as other Content and services, by means of coaxial cables and/or fiber optics, that is located in the United States and is Controlled by Respondents.

       N. "Cablevision" means Cablevision Systems Corporation, incorporated in Delaware, with its principal place of business located at 1111 Stewart Avenue, Bethpage, NY 11714, and its subsidiaries, divisions, groups and affiliates controlled by Cablevision, and the successors and assigns of each.

       O. "Charter" means Charter Communications Holdings, LLC, incorporated in Delaware, with its principal place of business located at 12444 Powerscourt Drive, Suite 100, St. Louis, Missouri 63131, and its subsidiaries, divisions, groups and affiliates controlled by Charter, and the successors and assigns of each.

       P. "Comcast" means Comcast Cable Communications, Inc., incorporated in Delaware, with its principal place of business located at 1201 Market Street, Suite 2201, Wilmington, Delaware 19801 and its subsidiaries, divisions, groups and affiliates controlled by Comcast, and the successors and assigns of each.

       Q.  "Commission" means the Federal Trade Commission.

       R. "Content" means data packets carrying information including, but not limited to, links, video, audio, text, e-mail, message, interactive signals, and interactive triggers.

       S. "Control" means (1) either (i) holding 50% or more of the outstanding voting securities of a Person or (ii) in the case of a Person that has no outstanding voting securities, having the right to 50% or more of the profits of the Person, or having the right in the event of dissolution to 50% or more of the assets of the Person or (2) having the contractual power presently to designate 50% or more of the directors of a Person that is a corporation, or in the case of unincorporated Persons, of individuals exercising similar functions.

       T. "Costs" means the prices charged (1) by a provider of DSL Services for access to a data line, including for any local data traffic aggregation, from a central office or remote terminal to a Subscriber's home, (2) by a provider of DSL Services or a third party for installation of DSL Services at a Subscriber's home, and (3) by a provider of DSL Services or a third party for customer premise equipment (such as a DSL modem) required to use such DSL Services by a Subscriber.

       U. "Cox" means Cox Communications, Inc., incorporated in Delaware, with its principal place of business located at 1400 Lake Hearn Drive, Atlanta, Georgia 30319 and its subsidiaries, divisions, groups and affiliates controlled by Cox, and the successors and assigns of each.

       V. "DSL" means a digital subscriber line or a modem technology that provides Broadband transport over telephone lines.

       W.  "DSL Services" means Broadband ISP Services delivered via DSL.

       X. "Earthlink" means Earthlink, Inc., incorporated in Delaware, with its principal place of business located at 1430 West Peachtree Street, Suite 400, Atlanta, Georgia 30309 and its subsidiaries, divisions, groups and affiliates controlled by Earthlink, and the successors and assigns of each.

       Y. "Earthlink Agreement" means the High-Speed Service Agreement effective as of November 18, 2000, between Earthlink, Inc., and Time Warner Entertainment Company, L.P.

       Z. "Identified Cable Division" means each of the Cable Divisions identified in Appendix A, as well as any other Cable Division with 300,000 Subscribers or more, that, after the date Respondents execute the Consent Agreement, is, through acquisition or otherwise, Controlled by Respondents.

       AA. "ILEC" means incumbent local exchange carrier, a term used to refer to a Regional Bell Operating Company.

       BB. "ISP" means a provider of ISP Service.

       CC. "ISP Service" means the provision of connectivity to and services that enable the use of the Internet by an end-user.

       DD. "ITV" means interactive television.

       EE. "Merger" means the transaction contemplated by the Second Amended and Restated Agreement and Plan of Merger, dated as of January 10, 2000, among AOL Time Warner Inc., America Online, Inc., Time Warner Inc., America Online Merger Sub Inc., and Time Warner Merger Sub Inc.

       FF. "MSO" means a multiple system operator, which is a major cable television organization that has franchises in multiple locations.

       GG. "MSO Agreement" means an agreement between Respondents and any one of Adelphia, AT&T, Cablevision, Charter, Comcast, or Cox, pursuant to which Respondents provide Cable Broadband ISP Service over any of such MSO's cable systems.

       HH. "Monitor Trustee" means any Person appointed by the Commission pursuant to Paragraph V. of this Order to monitor Respondents' compliance with their obligations pursuant to this Order and, if the Commission so determines, to monitor compliance with Respondents' obligations pursuant to the Order to Hold Separate issued in this matter.

       II. "Non-affiliated Cable Broadband ISP Service" means any Cable Broadband ISP Service that is not Affiliated with or Controlled by Respondents.

       JJ. "Non-affiliated ISP" means any ISP that is not Affiliated with or Controlled by Respondents.

       KK. "Offer" means in any way proffering, including, but not limited to, advertising, promoting, or announcing the current or future availability of service or its price.

       LL. "Person" means any natural person, corporate entity, partnership, association, joint venture, government entity, or trust.

       MM. "RBOC" means Regional Bell Operating Companies, or the regional holding companies that resulted from the divestitures by AT&T, each of which has its own separate geographic area in which it operates as the ILEC.

       NN. "RBOC Territory" means that separate geographic area in which an entity operates as the ILEC.

       OO. "Respondents" means AOL and Time Warner.

       PP. "Respondents' Cable Holdings" means each and every Cable Division.

       QQ. "Respondents' ISP" means any ISP Controlled by or Affiliated with
           Respondents.

       RR. "Road Runner" means Road Runner LLC, organized in Delaware, with its principal place of business located at 13241 Woodland Park Road, Herndon, Virginia 20171, and any successor thereto.

       SS. "Subscriber" means the end-user that has entered into an agreement for the provision of a service.

                                      II.

       IT IS FURTHER ORDERED that:

       A.  In each Identified Cable Division:

           1. Respondents shall not make Available to any Subscriber any Affiliated Cable Broadband ISP Service until such time as Non-affiliated Cable Broadband ISP Service provided by Earthlink pursuant to the Earthlink Agreement (which agreement shall not vary from or contradict or be construed to vary from or contradict the terms of this Order) is Available to Subscribers in that Identified Cable Division. Respondents shall not Offer to any Subscriber in that Identified Cable Division any Affiliated Cable Broadband ISP Service until: (x) the Non-Affiliated Cable Broadband ISP Service provided by Earthlink is Available in that

                Identified Cable Division or (y) Earthlink Offers its Non-affiliated Cable Broadband ISP Service to Subscribers in that Identified Cable Division, whichever occurs earlier. For purposes of this Paragraph II.A.1., the terms "make Available" and "Offer" shall not include tests that (i) involve a limited number of Subscribers, (ii) are for a limited period of time, and (iii) are not for commercial purposes but are conducted only for technological and operational implementation purposes; PROVIDED, HOWEVER, that Respondents shall engage in no promotional activity in connection with such tests.

           2. Within ninety (90) days after the date that Respondents make Available to any Subscriber an Affiliated Cable Broadband ISP Service, Respondents shall enter into Alternative Cable Broadband ISP Service Agreements that have received the prior approval of the Commission with at least two (2) Non-affiliated ISPs (other than the Non-affiliated ISP that is party to the Alternative Cable Broadband ISP Service Agreement approved by the Commission pursuant to Paragraph II.A.1. of this Order in that Identified Cable Division) that have received the prior approval of the Commission to make Available additional Non-affiliated Cable Broadband ISP Services to Subscribers in that Identified Cable Division.

           3. If Respondents fail to enter into the Alternative Cable Broadband ISP Service Agreements required by Paragraph II.A.2 of this Order within the time required, then the Commission may appoint a trustee pursuant to Paragraph VI of this Order who, for an additional ninety-day (90-day) period, shall have the authority to enter into the Alternative Cable Broadband ISP Service Agreements required by Paragraph II.A.2.of this Order. Such agreements shall be subject to the prior approval of the Commission and entered into with Non-affiliated ISPs that receive the prior approval of the Commission. With respect to a specific Identified Cable Division, these agreements shall be
                (a) on terms that, taken as a whole, are comparable to either
                (i) the Earthlink Agreement or (ii) any MSO Agreement; and (b) in any event, on terms with respect to technological and operational implementation for the provision of service that could not reasonably be expected to adversely affect in any significant respect the Cable Broadband ISP Services or any other services provided by such Identified Cable Division. The trustee shall consult with Respondents during the course of negotiations relating to any Alternative Cable Broadband ISP Agreement and shall consider in good faith any business, technological or operational considerations expressed by Respondents relating to such negotiations.

       B. In each of Respondents' Cable Divisions, excluding the Identified Cable Divisions:

           1. Within ninety (90) days after the date that Respondents make Available to any Subscriber an Affiliated Cable Broadband ISP Service in that Cable Division, Respondents shall enter into Alternative Cable Broadband ISP Service Agreements that have received the prior approval of the Commission with at least three (3) Non-affiliated ISPs that have received the prior approval of the Commission to make Available Non-affiliated Cable Broadband ISP Services to Subscribers throughout that Cable Division. For purposes of this Paragraph II..B.1., the term "make Available" shall not include tests that (i) involve a limited number of Subscribers, (ii) are for a limited period of time, and (iii) are not for commercial purposes but are conducted only for technological and operational implementation purposes; PROVIDED, HOWEVER, that Respondents shall engage in no promotional activity in connection with such tests. For purposes of this Paragraph II.B.1., the Earthlink Agreement is an Alternative Cable Broadband ISP Service Agreement that has received the prior approval of the Commission, and Earthlink is a Non-affiliated ISP that has received the prior approval of the Commission.

           2. If Respondents fail to enter into the Alternative Cable Broadband ISP Service Agreements required by Paragraph II.B.1. of this Order within the time required, then the Commission may appoint a trustee pursuant to Paragraph VI of this Order who, for an additional ninety-day (90-day) period, shall have the authority to enter into the Alternative Cable Broadband ISP Service Agreements required by Paragraph II.B.1. Such agreements shall be subject to the prior approval of the Commission and entered into with Non-affiliated ISPs that receive the prior approval of the Commission. These agreements shall be (a) on terms that, taken as a whole, are comparable to either (i) any other Alternative Cable Broadband ISP Service Agreement between Respondents and a Non-affiliated ISP to provide Cable Broadband ISP Service in any of Respondents' Cable Holdings, or (ii) any MSO Agreement; and (b) in any event, on terms with respect to technological and operational implementation for the provision of service that could not reasonably be expected to adversely affect in any significant respect the Cable Broadband ISP Services or any other services provided by such Cable Division. The trustee shall consult with Respondents during the course of negotiations relating to any Alternative Cable Broadband ISP Agreement and shall consider in good faith any business, technological or operational considerations expressed by Respondents relating to such negotiations.

       C. Respondents shall include in all Alternative Cable Broadband ISP Service Agreements submitted to the Commission for the Commission's approval pursuant to Paragraphs II.A. and II.B.:

           1. a "most favored nation clause" requiring that, in the event that Respondents execute an MSO Agreement, Respondents shall: (1) within five (5) business days of execution of the MSO Agreement, notify the Monitor Trustee of the execution of the MSO Agreement and, at the same time, provide the Monitor Trustee with a copy of the MSO Agreement, (2) within five (5) business days of execution of the MSO Agreement, notify each Non-affiliated ISP that is party to an Alternative Cable Broadband ISP Service Agreement to provide Non-affiliated Cable Broadband ISP Service to Subscribers on any of Respondents' Cable Holdings that was approved by the Commission pursuant to this Order of the execution of the MSO Agreement, and (3) give such Non-affiliated ISPs, for a minimum of thirty (30) days from the day the Non-affiliated ISP is notified of the execution of the MSO Agreement, the ability to convert to all of the rates and terms in the MSO Agreement.

           2. a requirement that, if Respondents make available different levels of service (including, but not limited to, quality of service guarantees, maximum and minimum throughput capacity, and byte consumption per Subscriber) to Respondents' ISPs, Respondents shall make those levels of service available to Non-affiliated ISPs;

           3. a requirement that, if Respondents make any network flow monitoring data (regarding data transport between the ISP's connection point to the cable network and the Subscriber's location) or usage accounting available to any of Respondents' ISPs, then Respondents shall make that same data or accounting available to Non-affiliated ISPs; and

           4. at the option of the Non-affiliated ISP, a requirement that disputes in connection with compliance with any of the rates, terms, and conditions in the Alternative Cable Broadband ISP Service Agreement shall be submitted to binding arbitration; PROVIDED, HOWEVER, that the arbitrator shall have no responsibility or authority to resolve issues concerning Respondents' compliance with this Order; and PROVIDED, FURTHER, HOWEVER, that any non-monetary remedies granted by the arbitrator shall be subject to judicial review, and monetary remedies (including, but not limited to, the establishment of price terms for different levels of service and percentage splits) shall not be subject to judicial review.

       D. In the event that any one of the Alternative Cable Broadband ISP Service Agreements approved by the Commission pursuant to Paragraphs II.A. or II.B,

           1. is for a term that terminates prior to expiration of this Order, then Respondents shall enter into an additional Alternative Cable Broadband ISP Service Agreement approved by the Commission, with a Non-affiliated ISP approved by the Commission, to provide Non-affiliated Cable Broadband ISP Service, as required by Paragraph II.A. or II.B. of this Order, as applicable, no later than ninety (90) days prior to termination of the original agreement, the term of which, if approved by the Commission, shall take effect immediately upon expiration of the original agreement; PROVIDED, HOWEVER, that with respect to any such Alternative Cable Broadband ISP Service Agreement that is for a term that terminates prior to the expiration of this Order but is for a term of at least three (3) years, Respondents shall offer the Non-affiliated ISP that is party to such Alternative Cable Broadband ISP Service Agreement an option to renew such Alternative Cable Broadband ISP Service Agreement for at least two (2) years;

           2. is terminated by Respondents prior to expiration of this Order, Respondents shall enter into an additional Alternative Cable Broadband ISP Service Agreement approved by the Commission, with a Non-affiliated ISP approved by the Commission, to provide Non-affiliated Cable Broadband ISP Service, as required by Paragraph II.A. or II.B. of this Order, as applicable, no later than ninety (90) days prior to termination of the original agreement, the term of which, if approved by the Commission, shall take effect immediately upon expiration of the original agreement; and

           3. is terminated by the approved Non-affiliated ISP or the approved Non-affiliated ISP ceases to make its Non-affiliated Cable Broadband ISP Service Available to Subscribers in a particular Identified Cable Division, then Respondents shall enter into an additional Alternative Cable Broadband ISP Service Agreement, approved by the Commission, with a Non-affiliated ISP, approved by the Commission, as required by Paragraph II.A. or II.B. of this Order, as applicable, within ninety (90) days after the Non-affiliated Cable Broadband ISP Service is no longer Available to Subscribers in that Identified Cable Division.

       E. Throughout Respondents' Cable Holdings, Respondents shall negotiate and enter into arms' length, commercial agreements with any Non-affiliated ISP (in addition to Non-affiliated ISPs approved by the Commission pursuant to Paragraphs II.A and II.B. of this Order) that seeks to provide Cable Broadband

           ISP Service; provided, however, that Respondents may (1) decline to negotiate or decline to enter into such agreements based on cable broadband capacity constraints, other cable broadband technical limitations, or cable broadband business considerations or (2) impose rates, terms, or conditions based on cable broadband capacity constraints, other cable broadband technical limitations, or cable broadband business considerations but, as to either subparagraph E.(1) or E.(2), only so long as such determinations are made without discrimination on the basis of affiliation with respect to all ISPs that enter into or seek to enter into or negotiate agreements with Respondents to provide Cable Broadband ISP Service to Subscribers on Respondents' Cable Holdings and are not based, in whole or in part, on the impact or potential impact on Respondents' ISPs (including but not limited to a decrease or potential decrease in Subscribers on Respondents' ISPs).

       F. The purpose of this Order is to ensure the provision and availability of a full range of Content and services by Non-affiliated ISPs; to prevent discrimination by Respondents as to Non-affiliated ISPs on the basis of affiliation, which would interfere with the ability of the Non-affiliated ISPs to provide a full range of Content and services; and to remedy the lessening of competition in the market for broadband ISP Service as alleged in the Commission's Complaint.

                                      III.

       IT IS FURTHER ORDERED that:

       A. Respondents shall not interfere in any way, directly or indirectly, with Content passed in either direction along the Bandwidth contracted for and being used by any Non-affiliated ISP in compliance with the Non-affiliated ISP's agreement with Respondents.

       B. For any Non-affiliated ISP offering Cable Broadband ISP Service to Subscribers on any of Respondents' Cable Divisions, Respondents shall, upon the request of the Non-affiliated ISP, provide Access.

       C. As to any of Respondents' Cable Holdings, Respondents shall not interfere with the ability of a Subscriber to use, in conjunction with ITV services provided by a Person that is not Affiliated with Respondent, interactive signals, triggers, or other Content that Respondents have agreed to carry.

       D. Respondents shall not discriminate on the basis of affiliation in the transmission or modification of Content that Respondents have contracted to deliver to Subscribers over their cable systems.

       E. Respondents shall not enter into any agreement with any MSO that would interfere with the ability of such MSO to enter into agreements with any other ISP or provider of ITV services.

                                      IV.

       IT IS FURTHER ORDERED that within each RBOC Territory:

       A. Respondents shall offer DSL Services to Subscribers in those geographic areas in which any of Respondents' Cable Holdings are located and Affiliated Cable Broadband ISP Service or Road Runner is Available at retail pricing, terms, and conditions that are the same as or comparable to those at which Respondents offer DSL Services to Subscribers in those geographic areas in which neither Affiliated Cable Broadband ISP Service nor Road Runner is Available; PROVIDED, HOWEVER, that Respondents' pricing may reflect any actual differences in Costs to Respondents charged by the provider of DSL Services. To the extent that Respondents' pricing reflects differences in Costs, Respondents shall include a description of these Cost differences in the reports they are required to submit to the Commission (and the Monitor Trustee) pursuant to Paragraph VII. of this Order.

       B. Respondents shall market and promote DSL Services to Subscribers in those geographic areas in which any of Respondents' Cable Holdings are located and Affiliated Cable Broadband ISP Service or Road Runner is Available at the same or comparable level and in the same or comparable manner as Respondents market and promote DSL Services to Subscribers in those areas in which neither Affiliated Cable Broadband ISP Service nor Road Runner is Available.

                                       V.

       IT IS FURTHER ORDERED that, any time after Respondents execute the Consent Agreement, the Commission may appoint a Monitor Trustee to monitor Respondents' compliance with their obligations under this Order, which Monitor Trustee shall have the necessary rights, duties, and responsibilities as described below:

       A. The Commission shall select the Monitor Trustee, subject to the consent of Respondents, which consent shall not be unreasonably withheld. If Respondents have not opposed, in writing, including the reasons for opposing, the selection of any proposed Monitor Trustee within ten (10) days after notice by the staff of the Commission to Respondents of the identity of any proposed Monitor Trustee, Respondents shall be deemed to have consented to the selection of the proposed Monitor Trustee. Within ten (10) days after the appointment of the Monitor Trustee, Respondents shall execute a trust agreement that, subject to the prior approval of the Commission, confers on the Monitor Trustee all the power and authority necessary to permit the Monitor Trustee to monitor Respondents' compliance with the terms of this Order in a manner consistent with the purposes of this Order.

       B. The Monitor Trustee shall have the power and authority to monitor Respondents' compliance with the terms of this Order and shall exercise such power and authority and carry out the duties and responsibilities of the Monitor Trustee in a manner consistent with the purposes of this Order in consultation with the Commission.

       C. The Monitor Trustee shall have full and complete access to all personnel, books, records, documents and facilities of Respondents related to compliance with this Order or to any other relevant information, as the Monitor Trustee may reasonably request, including but not limited to all documents and records kept in the normal course of business that relate to Respondents' obligations under this Order. Respondents shall develop such financial or other information as such Monitor Trustee may reasonably request and shall cooperate with the Monitor Trustee. Respondents shall take no action to interfere with or impede the Monitor Trustee's ability to perform his or her responsibilities or to monitor Respondents' compliance with the Order.

       D. Respondents may require the Monitor Trustee or any of the Persons referred to in Paragraph V.E. to sign a confidentiality agreement prohibiting the disclosure of any information gained as a result of his or her role as Monitor Trustee to anyone other than the Commission.

       E. The Monitor Trustee shall have the authority to employ, at the cost and expense of Respondents, such consultants, accountants, attorneys, and other representatives and assistants as are reasonably necessary to carry out the Monitor Trustee's duties and responsibilities. The Monitor Trustee shall account for all expenses incurred, including fees for his or her services, subject to the approval of the Commission.

       F. The Monitor Trustee shall serve, without bond or other security, at the cost and expense of Respondents, on reasonable and customary terms commensurate with the Monitor Trustee's experience and responsibilities. Respondents shall indemnify the Monitor Trustee and hold the Monitor Trustee harmless against any losses, claims, damages, liabilities, or expenses arising out of, or in connection with, the performance of the Monitor Trustee's duties, including all reasonable fees of counsel and other expenses incurred in connection with the preparation for, or defense of any claim, whether or not resulting in any liability, except to the extent that such liabilities, losses, damages, claims, or expenses result from misfeasance, gross negligence, willful or wanton acts, or bad faith by the Monitor Trustee.

       G. The Monitor Trustee shall have no responsibility or obligation for the operation of Respondents' businesses.

       H.  The Monitor Trustee shall serve for the duration of this Order.

       I. If the Commission determines that the Monitor Trustee has ceased to act or failed to act diligently, the Commission may appoint a substitute Monitor Trustee who shall have all the rights, duties, powers, authorities, and responsibilities described in this paragraph. The Commission shall select the substitute Monitor Trustee, subject to the consent of Respondents, which consent shall not be unreasonably withheld. If Respondents have not opposed, in writing, including the reasons for opposing, the selection of any proposed substitute Monitor Trustee within ten (10) days after notice by the staff of the Commission to Respondents of the identity of any proposed substitute Monitor Trustee, Respondents shall be deemed to have consented to the selection of the proposed substitute Monitor Trustee. Within ten (10) days after the appointment of the substitute Monitor Trustee, Respondents shall execute a trust agreement that, subject to the prior approval of the Commission, confers on the substitute Monitor Trustee all the power and authority necessary to permit the substitute Monitor Trustee to monitor Respondents' compliance with the terms of this Order in a manner consistent with the purposes of this Order.

       J. The Commission may on its own initiative or at the request of the Monitor Trustee issue such additional orders or directions as may be necessary or appropriate to assure compliance with the requirements of this Order.

       K. The Monitor Trustee shall report in writing to the Commission concerning Respondents' compliance with this Order thirty days after execution of the trust agreement and every ninety days thereafter until the Order terminates.

                                      VI.

       IT IS FURTHER ORDERED that:

       A. If Respondents have not entered into the Alternative Cable Broadband ISP Service Agreements as required by Paragraphs II.A.2. and II.B.1 of this Order in any Cable Division, the Commission may appoint a trustee (who may be the same individual named in Paragraph V of this Order), to enter into the Alternative Cable Broadband ISP Service Agreements as described in Paragraphs II.A.3. or II.B.2., as applicable to that Cable Division. In the event that the Commission or the Attorney General brings an action pursuant to 'SS' 5(l) of the Federal Trade Commission Act, 15 U.S.C. 'SS' 45(l), or any other statute enforced by the Commission, Respondents shall consent to the appointment of a trustee in such action. Neither the appointment of a trustee nor a decision not to appoint a trustee under this Paragraph shall preclude the Commission or the Attorney General from seeking civil penalties or any other relief available to it, including a court-appointed trustee, pursuant to 'SS' 5(l) of the Federal Trade Commission Act, or any other statute enforced by the Commission, for any failure by the Respondents to comply with this Order.

       B. If a trustee is appointed by the Commission or a court pursuant to Paragraph VI.A. of this Order, Respondents shall consent to the following terms and conditions regarding the trustee's powers, duties, authority, and responsibilities:

           1. The Commission shall select the trustee, subject to the consent of Respondents, which shall not be unreasonably withheld. If Respondents have not opposed, in writing, including the reasons for opposing, the selection of any proposed trustee within ten
                (10) days after notice by the staff of the Commission to Respondents of the identity of any proposed trustee, Respondents shall be deemed to have consented to the selection of the proposed trustee.

           2. Within ten (10) days after appointment of the trustee, Respondents shall execute a trust agreement that, subject to the prior approval of the Commission and, in the case of a court-appointed trustee, of the court, transfers to the trustee all rights and powers necessary to permit the trustee to enter into the Alternative Cable Broadband ISP Service Agreements described by Paragraph II.A.3. and II.B.2 of this Order for the applicable Cable Division.

           3. Subject to the prior approval of the Commission, the trustee shall have the sole power and authority to enter into the Alternative Cable Broadband ISP Service Agreements as required by Paragraph II.A.2 and II.B.1. and as described in Paragraph II.A.3 and II.B.2 of this Order for the applicable Cable Division.

           4. The trustee shall have an additional ninety days after the period allowed by Paragraphs II.A.2 or II.B.1. has expired in the applicable Cable Division to enter into the Alternative Cable Broadband ISP Services Agreements, required by Paragraphs II.A.2 or II.B.1, applicable to that Cable Division; the Non-affiliated ISP and the Alternative Cable Broadband ISP Services Agreement shall be subject to the applicable



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

                requirements of Paragraph II.A. and II.B., and shall be subject to the prior approval of the Commission.

           5. The trustee shall have full and complete access to the personnel, books, records and facilities related to the Cable Broadband ISP Services Agreements required by Paragraph II. of this Order or to any other relevant information, as the trustee may request. Respondents shall develop such financial or other information as such trustee may reasonably request and shall cooperate with the trustee. Respondents shall take no action to interfere with or impede the trustee's ability to perform his or her responsibilities under this Order. Any delays caused by Respondents shall extend the time for entering into the Cable Broadband ISP Services Agreements as required by Paragraph II. of this Order in an amount equal to the delay, as determined by the Commission or, for a court-appointed trustee, by the court.

           6. The trustee shall serve, without bond or other security, at the cost and expense of Respondents, on such reasonable and customary terms and conditions as the Commission or a court may set. The trustee shall have the authority to employ, at the cost and expense of Respondents, such consultants, accountants, attorneys, and other representatives and assistants as are necessary to carry out the trustee's duties and responsibilities. The trustee shall account for all expenses incurred, including fees for his or her services, subject to approval of the Commission.

           7. Respondents shall indemnify the trustee and hold the trustee harmless against any losses, claims, damages, liabilities, or expenses arising out of, or in connection with, the performance of the trustee's duties, including all reasonable fees of counsel and other expenses incurred in connection with the preparation for, or defense of any claim, whether or not resulting in any liability, except to the extent that such liabilities, losses, damages, claims, or expenses result from misfeasance, gross negligence, willful or wanton acts, or bad faith by the trustee.

           8. If the trustee ceases to act or fails to act diligently, a substitute trustee shall be appointed in the same manner as provided in Paragraph VI.A. and VI.B.1. of this Order.

           9. The Commission or, in the case of a court-appointed trustee, the court, may on its own initiative or at the request of the trustee issue such additional orders or directions as may be necessary or appropriate to accomplish the requirements of Paragraph II. of this Order.

           10. The trustee shall report in writing to Respondents and the Commission every thirty (30) days concerning the trustee's efforts to accomplish the requirements of Paragraph II.

                                      VII.

       IT IS FURTHER ORDERED that

       A. Within thirty (30) days after the date Respondents execute the Consent Agreement, every thirty (30) days thereafter until Respondents have complied with their obligations pursuant to Paragraphs II.A. and II.B. of this Order, and every ninety (90) days thereafter until termination of this Order, Respondents shall submit to the Commission (with a copy to the Monitor Trustee) a verified written report setting forth in detail, the manner and form in which they intend to comply, are complying, and have complied with this Order. Respondents shall include in their compliance reports a full description of the efforts being made to comply with this Order, including, but not limited to:

                (1) a list by Cable Division of (i) all ISPs with whom Respondents have entered into a Cable Broadband ISP Service Agreement, including name of ISP and the telephone number of contact person, (ii) the date of execution of the agreement with the ISP, (iii) the date service is made Available to Subscribers by ISP, (iv) the date Respondents Offer Affiliated Cable Broadband ISP Service to Subscribers, (v) the identity of all ISPs with whom Respondents are negotiating Cable Broadband ISP Service Agreements, all who have expressed interest in negotiating Cable Broadband ISP Service Agreements with Respondents but with whom Respondents have refused to negotiate, including the reasons why Respondents have refused to negotiate, and all whom Respondents have contacted but have expressed no interest in negotiating or entering into a Cable Broadband ISP Service Agreement, (vi) the identity of all ISPs with whom Respondents have declined to negotiate or to enter into an agreement to provide Cable Broadband ISP Service, including the reasons why Respondents declined to do so;

                (2) a description of the negotiations with each ISP, including submission of the latest draft of any Cable Broadband ISP Service Agreement; and

                (3) copies of all agreements with ISPs to provide Cable Broadband ISP Service on Respondents' Cable Holdings (other than Cable Broadband ISP Service Agreements approved by the Commission pursuant to Paragraphs II.A. and II.B.).

       B. One (1) year from the date this Order becomes final, annually for the next succeeding four (4) years on the anniversary of the date this Order becomes final, and at other times as the Commission may require, Respondents shall either include in the report submitted pursuant to Paragraph VII.A. above or submit to the Commission (with a copy to the Monitor Trustee) an additional verified written report setting forth in detail a description of all complaints from any Non-affiliated Broadband ISP or television programmer made in writing to the General Counsel of Respondents relating to the failure of Respondents to make available content, or to carry interactive signals, triggers or content, including a copy of all such written complaints, the identification of the Non-affiliated Broadband ISP or television programmer, the name of a contact person from the Non-affiliated Broadband ISP or television programmer, a description of the original request if not contained in the written complaint, and Respondents' response to the original request.

                                     VIII.

       IT IS FURTHER ORDERED that Respondents shall notify the Commission at least thirty (30) days prior to any proposed change in the corporate Respondents such as dissolution, assignment, sale resulting in the emergence of a successor corporation, or the creation or dissolution of subsidiaries or any other change in the corporation that may affect compliance obligations arising out of the Order.

                                      IX.

       IT IS FURTHER ORDERED that, for the purpose of determining or securing compliance with this Order, and subject to any legally recognized privilege, upon written request with reasonable notice to Respondents, Respondents shall permit any duly authorized representatives of the Commission:

       A. Access, during office hours upon reasonable notice and in the presence of counsel, to inspect and copy all books, ledgers, accounts, correspondence, memoranda and other records and documents in the possession or under the control of Respondents relating to any matters contained in this Order; and

       B. Upon five (5) business days' notice to Respondents and without restraint or interference from Respondents, to interview officers, directors, or employees of Respondents, who may have counsel present, regarding such matters.

                                       X.

       IT IS FURTHER ORDERED that:

       A. This Order shall terminate five years from the date this Order becomes final; PROVIDED, HOWEVER, that if Respondents abandon their plans to consummate the proposed Merger and so notify the Commission, this Order shall terminate on the day after the date Respondents withdraw their respective Notification and Report Forms filed pursuant to Section 7A of the Clayton Act, 15 U.S.C. 'SS' 18a, and the regulations promulgated thereunder, 16 C.F.R. 'SS''SS' 800 et seq. in connection with the proposed Merger.

       B. Obligations in this Order applicable to any Cable Division shall terminate upon the disposition of Respondents' Control over such Cable Division.


By the Commission.

                                                 Donald S. Clark
                                                 Secretary

SEAL


ISSUED:

                                                                      APPENDIX A

                           IDENTIFIED CABLE DIVISIONS

1.  New York City
2.  Tampa Bay
3.  Central Florida
4.  Houston
5.  Raleigh/Fayetteville
6.  Western Ohio
7.  Northeast Ohio
8.  Charlotte
9.  Los Angeles
10. Milwaukee
11. Greensboro
12. Hawaii
13. Cincinnati
14. San Antonio
15. Syracuse
16. Kansas City
17. South Carolina
18. Columbus
19. Rochester
20. Albany